Exhibit 99.1

Protara Therapeutics Announces Appointment of Jathin Bandari, M.D. as Chief Medical Officer

NEW YORK, January 10, 2022 – Protara Therapeutics, Inc. (Nasdaq: TARA), a clinical-stage company developing transformative therapies for the treatment of cancer and rare diseases, today announced the appointment of Jathin Bandari, M.D., as Chief Medical Officer. Dr. Bandari is a practicing urologic oncologist, recently serving at the University of Rochester where he specialized in both minimally invasive urologic oncology and advanced open pelvic retroperitoneal cancer surgery, and where he maintains a faculty appointment. Dr. Bandari joined Protara in April 2020 as Vice President, Head of Clinical Development, and most recently was Interim Chief Medical Officer.

“We are thrilled for Dr. Bandari to expand his role with Protara,” said Jesse Shefferman, Chief Executive Officer of Protara Therapeutics. “His deep experience working with urologic cancer patients is invaluable as we continue to advance our lead product candidate, TARA-002, for the treatment of non-muscle invasive bladder cancer (NMIBC).”

“Since joining Protara in April 2020, I have been fortunate to work with a talented and innovative team, progressing TARA-002 as a potential therapy for NMIBC, lymphatic malformations and possibly other cancers,” said Dr. Bandari. “I am thrilled to join this exemplary team as Chief Medical Officer and work to advance transformative therapies for people with cancer and rare diseases.”

Dr. Bandari received his M.D. from Johns Hopkins University and completed his urology residency at University of Pittsburgh Medical Center. Following residency, he completed a Society of Urologic Oncology fellowship at the University of Pittsburgh Medical Center. He is an active member of the American Urological Association, Society of Urologic Oncology, American Society of Clinical Oncology, and Southwest Oncology Group. He has over 50 publications, national speakerships, textbooks, and grants.

About Protara Therapeutics, Inc.

Protara is committed to identifying and advancing transformative therapies for people with cancer and rare diseases. Protara’s portfolio includes its lead program, TARA-002, an investigational cell-based therapy being developed for the treatment of non-muscle invasive bladder cancer and lymphatic malformations, and IV Choline Chloride, an investigational phospholipid substrate replacement therapy for the treatment of intestinal failure-associated liver disease. For more information, visit www.protaratx.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Protara may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “designed,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words or expressions referencing future events, conditions or circumstances that convey uncertainty of future events or outcomes to identify these forward-looking statements. Such forward-looking statements include but are not limited to, statements regarding Protara’s intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: statements regarding Protara’s business strategy, Protara’s development plans for its product candidates and expectations regarding the contribution of Dr. Bandari’s experience in helping Protara achieve its strategic objectives. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that contribute to the uncertain nature of the forward-looking statements include risks and uncertainties associated with: Protara’s development programs, including the initiation and completion of non-clinical studies and clinical trials and the timing of required filings with the FDA and other regulatory agencies; the impact of the COVID-19 pandemic on Protara’s business and the global economy; general market conditions; changes in the competitive landscape; changes in Protara’s strategic and commercial plans; Protara’s ability to obtain sufficient financing to fund its strategic plans and commercialization efforts; the loss of key members of management; and the risks and uncertainties associated with Protara’s business and financial condition in general, including the risks and uncertainties described more fully under the caption “Risk Factors” and elsewhere in Protara’s filings and reports with the United States Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. Protara undertakes no obligation to update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise, except as required by law.

Company Contact:

Justine O’Malley

Protara Therapeutics

Justine.OMalley@protaratx.com

646-817-2836